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                                           INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made this 23rd day of July, 1999 by and between Massachusetts Financial Services Company, a Delaware corporation (the "Adviser"), and Endeavor Management Co., a California corporation (the "Manager").

         WHEREAS, the Manager has been organized to serve as investment manager and administrator of Endeavor Series Trust (the "Trust"), a Massachusetts business trust which has filed a registration statement under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933 (the "Registration Statement"); and

         WHEREAS,   the  Trust  is  comprised  of  several  separate  investment portfolios, one of which is the Endeavor High Yield Portfolio (the "Portfolio"); and

         WHEREAS, the Manager desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser to assist the Manager in performing investment advisory services for the Portfolio; and

         WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Manager;

         NOW,   THEREFORE,   in   consideration  of  the  terms  and  conditions
hereinafter set forth, it is agreed as follows:

         1. Employment of the Adviser. The Manager hereby employs the Adviser to manage the investment and reinvestment of the assets of the Portfolio, subject to the control and direction of the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Manager, the Portfolio or the Trust in any way. The Adviser may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio, provided the Adviser receives the express agreement and consent of the Manager and/or the Trust's Board of Trustees to execute such documentation, agreements, contracts and other documents. In such respect, and only for this limited purpose,


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the Adviser shall act as the Manager's and the Trust's agent and attorney-in-fact.

         Copies of the Trust's Registration Statement, as it relates to the Portfolio (the "Registration Statement"), and the Trust's Declaration of Trust and Bylaws (collectively, the "Charter Documents"), each as currently in effect, have been delivered to the Adviser. The Manager agrees, on an ongoing basis, to notify the Adviser of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio and to provide to the Adviser as promptly as practicable copies of all amendments and supplements to the Registration Statement and amendments to the Charter Documents. The Manager will promptly provide the Adviser with any procedures applicable to the Adviser adopted from time to time by the Trust's Board of Trustees and agrees to promptly provide the Adviser copies of all amendments thereto. The Adviser will not be bound to follow any change in the investment policies, restrictions or procedures of the Portfolio or Trust, however, until it has received written notice of any such change from the Manager.

         2.  Obligations of and Services to be Provided by the
             -------------------------------------------------
Adviser.  The Adviser undertakes to provide the following
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services and to assume the following obligations:

                  a. The Adviser shall manage the investment and reinvestment of the portfolio assets of the Portfolio, all without prior consultation with the Manager, subject to and in accordance with the investment objective and policies of the Portfolio set forth in the Trust's Registration Statement and the Charter Documents, as such Registration Statement and Charter Documents may be amended from time to time, in compliance with the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and L of the Internal Revenue Code of 1986, as amended (the "Code") and any written instructions which the Manager or the Trust's Board of Trustees may issue from time-to-time in accordance therewith. In pursuance of the foregoing, the Adviser shall make all determinations with respect to the purchase and sale of portfolio securities and shall take such action necessary to implement the same. The Adviser shall render such reports to the Trust's Board of Trustees and the Manager as they may reasonably request concerning the investment activities of the Portfolio. Unless the Manager gives the Adviser written instructions to the contrary, the Adviser shall, in good faith and in a manner which it reasonably believes best serves the interests of the Portfolio's shareholders, direct the Portfolio's custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Portfolio.

                  b. To the extent provided in the Trust's Registration Statement, as such Registration Statement may be amended from time to time, the Adviser shall, in the name of the Portfolio,


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place orders for the  execution of portfolio  transactions  with or through such brokers, dealers or other financial institutions as it may select including affiliates of the Adviser and, complying with Section 28(e) of the Securities Exchange Act of 1934, may pay a commission on transactions in excess of the amount of commission another broker-dealer would have charged.

                  c. In connection with the placement of orders for the execution of the portfolio transactions of the Portfolio, the Adviser shall create and maintain all necessary records pertaining to the purchase and sale of securities by the Adviser on behalf of the Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the Securities and Exchange Commission ("SEC"), the Trust, the Manager or any person retained by the Trust at all reasonable times. Where applicable, such records shall be maintained by the Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

                  d. The Adviser shall bear its expenses of providing services pursuant to this Agreement.

                  e. The Adviser and the Manager acknowledge that the Adviser is not the compliance agent for the Portfolio or for the Manager, and does not have access to all of the Portfolio's books and records necessary to perform certain compliance testing. To the extent that the Adviser has agreed to perform the services specified in this Section 2 in accordance with the Trust's Registration Statement and Charter Documents, written instructions of the Manager and any policies adopted by the Trust's Board of Trustees applicable to the Portfolio (collectively, the "Charter Requirements"), and in accordance with applicable law (including sub-chapters M and L of the Code, the Investment Company Act and the Advisers Act ("Applicable Law")), the Adviser shall perform such services based upon its books and records with respect to the Portfolio (as specified in Section 2.c. hereof), which comprise a portion of each Portfolio's books and records, and upon information and written instructions received from the Trust, the Manager or the Trust's administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Charter Requirements and Applicable Law based upon such books and records and such information and instructions provided by the Trust, the Manager or the Trust's administrator.

         3. Compensation of the Adviser. In consideration of services rendered pursuant to this Agreement, the Manager will pay the Adviser a fee at the annual rate of the value of the Portfolio's average daily net assets set forth in Schedule A hereto. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining


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fees payable to the Adviser,  the value of the  Portfolio's  net assets shall be computed at the times and in the manner specified in the Trust's Registration Statement.

         4. Activities of the Adviser. The services of the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired.

         5. Use of Names. The Manager shall not use the name of the Adviser or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder. The Adviser shall not use the name of the Trust or the Manager in any material relating to the Adviser in any manner not approved prior thereto by the Manager; provided, however, that the Manager shall approve all uses of its or the Trust's name which merely refer in accurate terms to the appointment of the Adviser hereunder.

         The Manager recognizes that from time to time directors, officers and employees of the Adviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "Massachusetts Financial Services" or any derivative or abbreviation thereof as part of their name, and that the Adviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

         6. Liability of the Adviser. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. Nothing herein shall constitute a waiver of any rights or remedies which the Trust may have under any federal or state securities laws.

         7. Limitation of Trust's Liability. The Adviser acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Agreement and Declaration of Trust. The Adviser agrees that any of the Trust's obligations shall be limited to the assets of the Portfolio and that the Adviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trust officer, employee or agent of the Trust.

         8.  Renewal, Termination and Amendment.  This Agreement
             ----------------------------------
shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the date hereof and


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shall  continue  in full  force and effect  for  successive  periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Trust's Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Trust's Board of Trustees, by the Manager, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days' prior written notice to the Adviser, or by the Adviser upon 90 days' prior written notice to the Manager, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Management Agreement dated July 22, 1999, between the Manager and the Trust. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act. This Agreement may be amended at any time by the Adviser and the Manager, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of a majority of the Portfolio's outstanding voting securities.

         9. Confidential Relationship. Any information and advice furnished by either party to this Agreement to the other shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation.

         The Manager hereby consents to the disclosure to third parties of (i) investment results and other data of the Manager or the Portfolio (other than the identity of the Manager or the Trust) in connection with providing composite investment results of the Adviser and (ii) investments and transactions of the Manager or the Portfolio (other than the identify of the Manager or the Trust) in connection with providing composite information of clients of the Adviser.

         10.  Severability.  If any provision of this Agreement shall
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be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         11. Information. The Manager hereby acknowledges that it and the Trustees of the Trust have been provided with all information necessary in connection with the services to be provided by the Adviser hereunder, including a copy of Part II of the Adviser's Form ADV at least 48 hours prior to the Manager's execution of this Agreement, and any other information that the Manager or the Trustees deem necessary.


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         12.  Miscellaneous.  This Agreement  constitutes  the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.



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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                          ENDEAVOR MANAGEMENT CO.



                          BY:
                              /s/ Vincent J. McGuinness
                                            Authorized Officer


                          MASSACHUSETTS FINANCIAL SERVICES COMPANY



                          BY:
                              /s/
                                            Authorized Officer



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                                                    SCHEDULE A




         Endeavor High Yield                              .375% of average daily
         Portfolio                                        net assets










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